EXHIBIT 23.1
                                  ------------


              CONSENT AND ACKNOWLEDGMENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of American Medical Alert Corp. ("AMAC") of our report dated April 13, 2001, relating to the consolidated financial statements which appears in AMAC's Annual Report to shareholders on Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We acknowledge the incorporation by reference in this Registration Statement on Form S-3 of AMAC of our report dated May 10, 2001, included as an exhibit to the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, of our report dated August 10, 2001, included as an exhibit on Form 10-QSB for the quarter ended June 30, 2001 and of our report dated November 7, 2001, included as an exhibit on Form 10-QSB for the quarter ended September 30, 2001.


MARGOLIN, WINER & EVENS LLP
Garden City, New York
January 10, 2002